Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President
Investor Relations (818) 223-7548

RYLAND REPORTS RESULTS FOR THE THIRD QUARTER OF 2010

CALABASAS, Calif. (October 27, 2010) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its third quarter ended September 30, 2010.  Items of note included:

•                 Net loss was $0.68 per diluted share for the third quarter ended September 30, 2010, compared to a net loss of $1.20 per diluted share for the same period in 2009.  The Company had pretax charges that totaled $16.7 million related to inventory and other valuation adjustments and write-offs;

•                 Consolidated revenues totaled $212.7 million for the third quarter ended September 30, 2010, representing a decrease of 35.1 percent from the third quarter ended September 30, 2009;

•                 Housing gross profit margins averaged 14.2 percent, excluding inventory and other valuation adjustments, for the third quarter ended September 30, 2010, compared to 10.8 percent for the quarter ended September 30, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 8.7 percent for the third quarter of 2010, compared to negative 0.2 percent for the same period in 2009;

•                 Selling, general and administrative expense totaled 16.4 percent of homebuilding revenues for the third quarter of 2010, compared to 12.3 percent of homebuilding revenues for the same period in 2009;

•                 Cash, cash equivalents and marketable securities totaled $806.9 million at September 30, 2010;

•                 Active communities increased to 202 communities at September 30, 2010, from 181 communities and 197 communities at June 30, 2010 and September 30, 2009, respectively;

•                 Average closing price increased to $244,000 for the third quarter ended September 30, 2010, from $238,000 for the same period in the prior year;

•                 New orders decreased 37.1 percent to 799 units for the third quarter of 2010 from 1,270 units for the third quarter of 2009; and

•                 Net debt-to-capital ratio was 11.8 percent at September 30, 2010. (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

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RYLAND THIRD-QUARTER RESULTS

RESULTS FOR THE THIRD QUARTER OF 2010

For the third quarter ended September 30, 2010, the Company reported a consolidated net loss of $29.9 million, or $0.68 per diluted share, compared to a consolidated net loss of $52.5 million, or $1.20 per diluted share, for the same period in 2009.  For the third quarter ended September 30, 2010, the Company had pretax charges for inventory and other valuation adjustments and write-offs that totaled $16.7 million, compared to pretax charges that totaled $39.1 million for the same period in 2009.

The homebuilding segments reported a pretax loss of $24.8 million during the third quarter of 2010, compared to a pretax loss of $48.5 million for the same period in 2009.  This reduction in loss was primarily due to lower inventory and other valuation adjustments and write-offs and higher gross profit margins, partially offset by increased interest expense, reduced closing volume and a higher selling, general and administrative expense ratio.

Homebuilding revenues fell 34.6 percent to $206.5 million for the third quarter of 2010, compared to $315.8 million for the same period in 2009.  This decrease was primarily attributable to a 36.0 percent decline in closings that totaled 847 units for the third quarter ended September 30, 2010, compared to 1,323 units for the same period in the prior year.  For the third quarter ended September 30, 2010, the average closing price of a home increased by 2.5 percent to $244,000 from $238,000 for the same period in 2009.  Homebuilding revenues for the third quarter of 2010 included $85,000 from land sales, which resulted in net pretax earnings of $18,000, compared to homebuilding revenues for the third quarter of 2009 that included $545,000 from land sales, which resulted in a net pretax loss of $42,000.

New orders of 799 units for the third quarter ended September 30, 2010, represented a decrease of 37.1 percent, compared to new orders of 1,270 units for the same period in 2009.  For the third quarter of 2010, new order dollars declined 35.0 percent to $195.3 million from $300.3 million for the third quarter of 2009.  Backlog at the end of the third quarter of 2010 declined 45.7 percent to 1,320 units from 2,429 units at September 30, 2009.  At September 30, 2010, the dollar value of the Company’s backlog was $331.6 million, reflecting a decrease of 44.0 percent from September 30, 2009.

Housing gross profit margins averaged 14.2 percent, excluding inventory and other valuation adjustments, for the third quarter ended September 30, 2010, compared to 10.8 percent for the quarter ended September 30, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 8.7 percent for the third quarter of 2010, compared to negative 0.2 percent for the same period in 2009.  The increase in average housing gross profit margins for the third quarter ended September 30, 2010, compared to the third quarter ended September 30, 2009, was primarily due to lower inventory and other valuation adjustments, as well as to reduced sales discounts and allowances that related to homes closed during the quarter.  Sales incentives and price concessions averaged 11.2 percent for the third quarter ended September 30, 2010, compared to 14.7 percent for the same period in 2009.  Selling, general and administrative expense totaled 16.4 percent of homebuilding revenues for the third quarter of 2010, compared to 12.3 percent of homebuilding

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RYLAND THIRD-QUARTER RESULTS

revenues for the same period in 2009.  This increase in the selling, general and administrative expense ratio was primarily attributable to lower leverage resulting from a decline in revenues and a $3.0 million allowance recorded against notes receivable during the third quarter of 2010, partially offset by cost-saving initiatives.  Selling, general and administrative expense dollars for the third quarter ended September 30, 2010, decreased $4.9 million from the same period in the prior year.  The homebuilding segments recorded $6.7 million of interest expense during the third quarter of 2010, compared to $4.6 million of interest expense during the third quarter of 2009.  This increase in interest expense was primarily due to lower inventory-under-development resulting in a higher debt-to-inventory-under-development ratio.

Corporate expense was $5.5 million for the third quarter of 2010, compared to $4.5 million for the same period in 2009.  This increase was primarily due to a $1.4 million decrease in gain on the market value of retirement plan investments for the third quarter of 2010, versus the same period in 2009, partially offset by lower executive compensation costs.

During the third quarter of 2010, the Company used $70.8 million of cash for operating activities, $995,000 of cash for investing activities and $6.0 million of cash for financing activities.

For the third quarter ended September 30, 2010, the financial services segment reported a pretax loss of $661,000, compared to a pretax loss of $618,000 for the same period in 2009.  This increase in loss was primarily due to a 41.1 percent decline in mortgage originations, which was partially offset by a $5.3 million reduction in loan indemnification expense.

RESULTS FOR THE FIRST NINE MONTHS OF 2010

For the nine months ended September 30, 2010, the Company reported a consolidated net loss of $66.0 million, or $1.50 per diluted share, compared to a consolidated net loss of $201.5 million, or $4.65 per diluted share, for the same period in 2009.  For the nine months ended September 30, 2010, the Company had pretax charges for inventory and other valuation adjustments and write-offs that totaled $30.2 million, compared to pretax charges that totaled $135.9 million for the same period in 2009.  Additionally, the Company had pretax charges that totaled $19.3 million related to debt repurchases during the nine months ended September 30, 2010, compared to a net gain that totaled $10.6 million related to debt reduction for the same period in the prior year.

The homebuilding segments reported a pretax loss of $30.0 million during the first nine months of 2010, compared to a pretax loss of $190.3 million for the same period in 2009.  This reduction in loss was primarily due to lower inventory and other valuation adjustments and write-offs, higher gross profit margins and a lower selling, general and administrative expense ratio, partially offset by increased interest expense and reduced closing volume.

Homebuilding revenues declined 3.1 percent to $810.7 million for the first nine months of 2010, compared to $836.4 million for the same period in 2009.  This decrease was primarily attributable to a 3.7 percent decline in closings, partially offset by a rise in average closing price.  Closings totaled 3,336 units for the

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RYLAND THIRD-QUARTER RESULTS

nine months ended September 30, 2010, compared to 3,463 units for the same period in the prior year.  For the nine months ended September 30, 2010, the average closing price of a home increased by 0.4 percent to $242,000 from $241,000 for the same period in 2009.  Homebuilding revenues for the first nine months of 2010 included $5.0 million from land sales, which resulted in net pretax earnings of $765,000, compared to homebuilding revenues for the first nine months of 2009 that included $958,000 from land sales, which resulted in a net pretax loss of $247,000.

Housing gross profit margins averaged 14.9 percent, excluding inventory and other valuation adjustments, for the nine months ended September 30, 2010, compared to 8.4 percent for the nine months ended September 30, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 12.3 percent for the first nine months of 2010, compared to negative 7.3 percent for the same period in 2009.  The increase in average housing gross profit margins for the nine months ended September 30, 2010, compared to the nine months ended September 30, 2009, was primarily due to lower inventory and other valuation adjustments, as well as to reduced sales discounts and allowances that related to homes closed during the period.  Sales incentives and price concessions averaged 11.2 percent for the nine months ended September 30, 2010, compared to 16.8 percent for the same period in the prior year.  Selling, general and administrative expense totaled 12.8 percent of homebuilding revenues for the first nine months of 2010, compared to 13.9 percent of homebuilding revenues for the first nine months of 2009.  This decrease in the selling, general and administrative expense ratio was primarily attributable to cost-saving initiatives and lower marketing and advertising expenditures per unit, partially offset by a decline in revenues and a $3.3 million allowance recorded against notes receivable.  Selling, general and administrative expense dollars for the nine months ended September 30, 2010, decreased $12.9 million from the same period in the prior year.  The homebuilding segments recorded $20.3 million of interest expense during the first nine months of 2010, compared to $7.5 million of interest expense during the first nine months of 2009. This increase in interest expense was primarily due to additional senior debt and lower inventory-under-development resulting in a higher debt-to-inventory-under-development ratio.

Corporate expense was $19.8 million for the first nine months of 2010, compared to $22.0 million for the same period in 2009.  This decrease was primarily due to an expense of $2.0 million related to the retirement of the Company’s former CEO in the second quarter of 2009.

For the nine months ended September 30, 2010, the financial services segment reported a pretax loss of $823,000, compared to a pretax loss of $1.1 million for the same period in 2009.  This decrease in loss was primarily due to a $2.8 million reduction in loan indemnification expense and lower overhead costs, which was partially offset by a 5.5 percent decline in mortgage originations.

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RYLAND THIRD-QUARTER RESULTS

OVERALL EFFECTIVE TAX RATE

For the third quarters ended September 30, 2010 and 2009, the Company’s effective tax rates were 1.4 percent and 0.8 percent, respectively.  For the third quarters ended September 30, 2010 and 2009, the Company recorded net valuation allowances against its deferred tax assets of $11.0 million and $20.7 million, respectively.  As of September 30, 2010, the balance of the Company’s deferred tax valuation allowance was $245.3 million.

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RYLAND THIRD-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 290,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                 economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of government stimulus and tax programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                 instability and uncertainty in the mortgage lending market, including revisions to underwriting standards for borrowers;

•                 the availability and cost of land and the future value of land held or under development;

•                 increased land development costs on projects under development;

•                 shortages of skilled labor or raw materials used in the production of houses;

•                 increased prices for labor, land and raw materials used in the production of houses;

•                 increased competition;

•                 failure to anticipate or react to changing consumer preferences in home design;

•                 increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                 potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                 delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                 changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                 the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                 other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

REVENUES
Homebuilding	$206,453	$315,760	$810,670	$836,364
Financial services	6,283	12,075	26,107	28,869
TOTAL REVENUES	212,736	327,835	836,777	865,233

EXPENSES
Cost of sales	190,680	320,937	716,587	902,535
Selling, general and administrative	33,845	38,698	103,772	116,663
Financial services	6,944	12,693	26,930	29,954
Corporate	5,525	4,457	19,775	22,042
Interest	6,690	4,643	20,283	7,452
TOTAL EXPENSES	243,684	381,428	887,347	1,078,646

OTHER INCOME
Gain from marketable securities, net	1,428	1,502	4,298	1,738
(Loss) income related to early retirement of debt, net	-	-	(19,308)	10,573
TOTAL OTHER INCOME (LOSS)	1,428	1,502	(15,010)	12,311
Loss before taxes	(29,520)	(52,091)	(65,580)	(201,102)
Tax expense	420	391	420	391
NET LOSS	$(29,940)	$(52,482)	$(66,000)	$(201,493)

NET LOSS PER COMMON SHARE
Basic	$(0.68)	$(1.20)	$(1.50)	$(4.65)
Diluted	(0.68)	(1.20)	(1.50)	(4.65)

AVERAGE COMMON SHARES
OUTSTANDING
Basic	44,095,109	43,808,159	44,016,370	43,341,643
Diluted	44,095,109	43,808,159	44,016,370	43,341,643

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$254,766	$285,199
Restricted cash	70,373	71,853
Marketable securities, available-for-sale	481,810	457,854
Total cash, cash equivalents and marketable securities	806,949	814,906
Housing inventories
Homes under construction	302,741	338,909
Land under development and improved lots	353,921	266,286
Inventory held-for-sale	26,812	62,140
Consolidated inventory not owned	89,233	-
Total housing inventories	772,707	667,335
Property, plant and equipment	19,689	21,858
Current taxes receivable, net	-	93,249
Other	96,532	88,105
TOTAL ASSETS	1,695,877	1,685,453

LIABILITIES
Accounts payable	71,088	78,533
Accrued and other liabilities	162,420	168,880
Debt	876,619	856,178
TOTAL LIABILITIES	1,110,127	1,103,591

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares Issued—44,113,622 shares at September 30, 2010 (43,845,455 shares at December 31, 2009)	44,114	43,845
Retained earnings	473,135	534,906
Accumulated other comprehensive income	2,839	3,111
TOTAL STOCKHOLDERS’ EQUITY FOR THE RYLAND GROUP, INC.	520,088	581,862
NONCONTROLLING INTEREST	65,662	-
TOTAL EQUITY	585,750	581,862
TOTAL LIABILITIES AND EQUITY	$1,695,877	$1,685,453

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
LOSS BEFORE TAXES (in thousands)
Homebuilding
North	$(8,333)	$(9,924)	$(13,380)	$(59,648)
Southeast	(7,307)	(33,004)	(13,522)	(87,258)
Texas	(6,908)	(1,770)	(1,844)	(5,021)
West	(2,214)	(3,820)	(1,226)	(38,359)
Financial services	(661)	(618)	(823)	(1,085)
Corporate and unallocated	(4,097)	(2,955)	(34,785)	(9,731)
Total	$(29,520)	$(52,091)	$(65,580)	$(201,102)
NEW ORDERS
Units
North	242	341	883	1,316
Southeast	266	376	945	1,164
Texas	217	334	792	1,217
West	74	219	304	636
Total	799	1,270	2,924	4,333
Dollars (in millions)
North	$66	$92	$232	$344
Southeast	57	83	200	259
Texas	52	77	195	277
West	20	48	75	141
Total	$195	$300	$702	$1,021
CLOSINGS
Units
North	255	432	963	1,131
Southeast	256	361	1,009	898
Texas	234	349	910	988
West	102	181	454	446
Total	847	1,323	3,336	3,463
Average closing price (in thousands)
North	$264	$263	$266	$263
Southeast	220	227	223	238
Texas	255	227	244	224
West	227	226	225	229
Total	$244	$238	$242	$241
OUTSTANDING CONTRACTS			September 30,
Units			2010	2009
North			440	759
Southeast			417	665
Texas			393	698
West			70	307
Total			1,320	2,429
Dollars (in millions)
North			$122	$207
Southeast			89	152
Texas			100	167
West			21	67
Total			$332	$593
Average price (in thousands)
North			$276	$273
Southeast			214	228
Texas			255	239
West			291	218
Total			$251	$244

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended September 30,		Nine months ended September 30,
RESULTS OF OPERATIONS	2010	2009	2010	2009
REVENUES
Income from origination and sale of mortgage loans, net	$4,595	$9,609	$19,692	$22,525
Title, escrow and insurance	1,567	2,309	6,023	5,966
Interest and other	121	157	392	378
TOTAL REVENUES	6,283	12,075	26,107	28,869
EXPENSES	6,944	12,693	26,930	29,954
PRETAX LOSS	$(661)	$(618)	$(823)	$(1,085)

OPERATIONAL DATA

Retail operations:
Originations (units)	628	1,066	2,494	2,640
Ryland Homes originations as a percentage of total originations	100.0%	100.0%	99.8%	100.0%
Ryland Homes origination capture rate	80.9%	85.8%	81.1%	82.2%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Interest incurred	$15,196	$14,536	$44,497	$39,515
Interest capitalized during the period	8,505	9,820	24,210	31,862
Amortization of capitalized interest included in cost of sales	8,247	14,328	34,835	33,237
Depreciation and amortization	3,546	5,352	13,398	17,787

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION (Unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
HOUSING GROSS MARGINS
HOUSING REVENUES	$206,368	$315,215	$805,645	$835,406

HOUSING COST OF SALES
Cost of sales	177,140	281,223	685,736	765,584
Inventory valuation adjustments and write-offs	11,305	34,748	21,057	130,538
TOTAL HOUSING COST OF SALES	188,445	315,971	706,793	896,122

GROSS MARGINS	$17,923	$(756)	$98,852	$(60,716)
GROSS MARGIN PERCENTAGE	8.7%	(0.2)%	12.3%	(7.3)%

GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$29,228	$33,992	$119,909	$69,822
GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	14.2%	10.8%	14.9%	8.4%

Gross margins on home sales, excluding inventory valuation adjustments, is a non-GAAP financial measure and is defined by the Company as revenue from home sales less costs of homes sold, excluding the Company’s inventory valuation adjustments recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales, excluding inventory valuation adjustments, to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales, excluding inventory valuation adjustments, helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.